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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)          March 31, 1995
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                McNEIL REAL ESTATE FUND XXI, L.P.
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     (Exact name of registrant as specified in its charter)





     California                       0-13356             33-0030615
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(State  or  other jurisdiction  of   (Commission        (I.R.S. Employer
incorporation  or organization)       File  Number)      Identification No.)




     13760 Noel Road, Suite 700, LB70, Dallas, Texas,       75240
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  (Address of principal executive offices)                (Zip code)




Registrant's telephone number, including area code          448-5800
                                                    --------------------------

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On  March  31,  1995,  McNeil Real Estate  Fund  XXI,  L.P.  (the
"Partnership") sold to Suburban Plaza Limited Partnership, an unaffiliated buyer, Suburban Plaza, a 127,536 square foot shopping center located in Knoxville, Tennessee for a cash purchase price of $6,910,000. Net cash proceeds to the Partnership after payments of $5,440,601 for the underlying mortgage notes encumbering the property and various closing prorations, amounted to $1,320,745.

Additionally, on March 31, 1995, Wyoming Mall, a 151,589 square foot shopping center located in Albuquerque, New Mexico, was sold to Weingarten Realty Investors, an unaffiliated buyer, for a cash purchase price of $9,250,000. The Partnership had a 50% undivided interest in the assets, liabilities and operations of Wyoming Mall, owned jointly with McNeil Real Estate Fund XXII, L.P. Net cash proceeds to the Partnership after payment of the $7,245,520 underlying mortgage note encumbering the property and various closing prorations, amounted to $844,122.

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                McNEIL REAL ESTATE FUND XXI, L.P.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                            McNEIL REAL ESTATE FUND XXI, L.P.



April  12, 1995              By: /s/ Carol A. Fahs
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Date                           Carol A. Fahs
                               Chief Accounting Officer of McNeil Real Estate
                                 Management, Inc.